Exhibit 99.1

Harris Corporation Reports Fiscal 2016 Third Quarter Results

MELBOURNE, Florida, May 3, 2016 - Harris Corporation (NYSE:HRS) reported revenue in the third quarter of fiscal 2016 of $1.91 billion, compared with $1.19 billion in the prior year. Income from continuing operations was $170 million, or $1.36 per diluted share, on a GAAP basis and $182 million, or $1.45 per diluted share, on a non-GAAP basis, excluding acquisition-related costs. In the prior year, income from continuing operations was $126 million, or $1.20 per diluted share, on a GAAP basis and $139 million, or $1.32 per diluted share, on a non-GAAP basis, excluding acquisition-related costs. Third quarter results benefited from the acquisition of Exelis in the fourth quarter of fiscal 2015. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.

Orders in the third quarter were $2.14 billion. Free cash flow (net cash provided by operating activities less capital expenditures) was $87 million.

“Third quarter earnings were solid, continuing to benefit from the integration of Exelis and the capture of synergy savings,” said William M. Brown, chairman, president and chief executive officer. “Despite lower tactical revenue from the Middle East, total company orders and revenue in the third quarter were sequentially higher and book-to-bill was greater than one, driven by Space and Intelligence Systems, Electronic Systems and Critical Networks.”

“In early April, we completed the sale of our Aerostructures business and used the cash proceeds to pay down debt, bringing total term loan repayments since the acquisition to $683 million. The decision to sell Aerostructures is part of an ongoing strategy to optimize our business portfolio.”

Communication Systems
Communication Systems segment revenue in the third quarter was $485 million and operating income was $154 million.

Tactical radio orders included $29 million from a European nation; $20 million, $17 million and $11 million from several countries in the Middle East and Africa region; $12 million from the Philippines; $12 million from the U.S. Air Force for MRAP vehicles; and $12 million from U.S. Special Operations Command. Harris also was awarded a 10-year (5-year base, one 5-year option) $12.7 billion ceiling, multi-award Indefinite Delivery Indefinite Quantity (IDIQ) contract from the U.S. Army for multi-channel manpack radios.

Following the close of the quarter, Harris was selected as the preferred supplier for an integrated battlespace communications system for Australia’s phase 3 modernization program.

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HARRIS CORPORATION

Space and Intelligence Systems
Space and Intelligence Systems segment revenue in the third quarter was $489 million and operating income was $76 million.

Orders included $37 million to provide an 18-meter unfurlable antenna reflector for the JCSAT-17 geostationary communications satellite and $329 million from classified customers. Harris also was awarded a 6-year, $316 million follow-on contract with an initial $51 million order from NASA to provide weather payloads for the fourth and fifth satellites for the Joint Polar Satellite System program.

Following the close of the quarter, Harris was awarded $81 million in follow-on contracts with a $26 million order to sustain ground-based systems that support U.S. missile warning, missile defense and space surveillance missions from the U.S. Air Force for the System Engineering and Sustainment Integrator (SENSOR) program.

Electronic Systems
Electronic Systems segment revenue in the third quarter was $393 million and operating income was $75 million.

Orders included $88 million from the U.S. Navy to supply electronic jammers for the F/A-18 Hornet and Super Hornet aircraft; $17 million from the U.S. Air Force to provide sustainment and maintenance for B-1B electronic warfare self-protection subsystems; $41 million under the U.S. Army’s Modernization of Enterprise Terminals (MET) program; and $29 million for Sonobouy Launching Systems for the P8 antisubmarine aircraft. Harris also was awarded $121 million in follow-on contracts for the F-35 program; and a 3-year, $26 million contract with an initial $22 million order to provide maritime communications terminals to the Royal Canadian Navy.

Critical Networks
Critical Networks segment revenue in the third quarter was $551 million and operating income was $59 million.

Harris was awarded two 1-year options, adding $384 million of contract ceiling from NASA to continue supporting the Space Communications Network Services (SCNS) program; a 7-year, $44 million contract from the United Kingdom’s Air Traffic Services to supply a next-generation, VoIP communications system; and a multi-year contract renewal from Transocean to provide managed satellite communications services for its entire fleet.

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HARRIS CORPORATION

Earnings Guidance
Harris now expects fiscal 2016 non-GAAP income from continuing operations of about $5.70 per diluted share, excluding a non-cash charge related to CapRock recorded in the second quarter, acquisition-related items, restructuring and other charges. Harris also now expects fiscal 2016 GAAP income from continuing operations of about $2.80 per diluted share. GAAP income from continuing operations guidance could change as a result of any further integration actions related to the Exelis acquisition. Harris now expects fiscal 2016 revenue of about $7.5 billion. Harris will host a conference call today, May 3, at 8:30 a.m. Eastern Time (ET) to discuss its third quarter fiscal 2016 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 94377698. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/webcast/quarterly/2016Q3. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on May 3.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving our customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in over 125 countries. The company has approximately $8 billion in annual revenue and 22,000 employees and is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems, and Critical Networks. Learn more at harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the third quarter of fiscal 2016, excluding acquisition-related costs; income from continuing operations and income from continuing operations per diluted share for the third quarter of fiscal 2015, excluding acquisition-related costs; free cash flow for the third quarter of fiscal 2016, excluding cash flow for capital expenditures; and guidance for expected income from continuing operations per diluted share for fiscal 2016, excluding an impairment charge, acquisition-related items, restructuring and other charges. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from charges that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Attachments: Financial statements (7 tables).

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance

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HARRIS CORPORATION

on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2016; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government's budget deficits and national debt and sequestration; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related items and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; increased indebtedness and significant unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; sustained weakness or volatility in oil or natural gas prices or negative expectations about future prices or volatility; changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company's managed satellite and terrestrial communications solutions; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; and potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

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HARRIS CORPORATION

Table 1
HARRIS CORPORATION
FY '16 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
	(In millions, except per share amounts)
Revenue from product sales and services	$1,909	$1,187	$5,563	$3,548
Cost of product sales and services	(1,312)	(754)	(3,813)	(2,324)
Engineering, selling and administrative expenses	(309)	(220)	(877)	(603)
Impairment of goodwill and other assets	—	—	(367)	—
Non-operating loss	(1)	—	—	—
Interest income	—	—	1	2
Interest expense	(46)	(34)	(139)	(79)
Income from continuing operations before income taxes	241	179	368	544
Income taxes	(71)	(53)	(185)	(154)
Income from continuing operations	170	126	183	390
Discontinued operations, net of income taxes	(2)	—	(19)	—
Net income	$168	$126	$164	$390

Net income per common share
Basic
Continuing operations	$1.37	$1.21	$1.47	$3.73
Discontinued operations	(0.02)	—	(0.15)	—
	$1.35	$1.21	$1.32	$3.73
Diluted
Continuing operations	$1.36	$1.20	$1.46	$3.69
Discontinued operations	(0.02)	—	(0.15)	—
	$1.34	$1.20	$1.31	$3.69

Cash dividends paid per common share	$0.50	$0.47	$1.50	$1.41
Basic weighted average common shares outstanding	124.0	103.7	123.7	104.1
Diluted weighted average common shares outstanding	125.1	104.8	124.8	105.2

Table 2
HARRIS CORPORATION
FY '16 Third Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	April 1, 2016	April 3, 2015	April 1, 2016	April 3, 2015
	(In millions)
Revenue
Communication Systems	$485	$458	$1,428	$1,282
Space and Intelligence Systems	489	228	1,370	702
Electronic Systems	393	126	1,149	363
Critical Networks	551	379	1,658	1,209
Corporate eliminations	(9)	(4)	(42)	(8)
	$1,909	$1,187	$5,563	$3,548
Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Communication Systems	$154	$153	$413	$395
Space and Intelligence Systems	76	36	211	107
Electronic Systems	75	26	207	72
Critical Networks (A)	59	29	(186)	121
Unallocated corporate expense (B)	(42)	(29)	(37)	(67)
Amortization of intangible assets from Exelis Inc. acquisition	(33)	—	(99)	—
Corporate eliminations	(1)	(2)	(3)	(7)
Non-operating loss	(1)	—	—	—
Net interest expense	(46)	(34)	(138)	(77)
	$241	$179	$368	$544

(A) Reflects impairment of goodwill and other assets related to Harris CapRock Communications of $367 million in the three quarters ended April 1, 2016.
(B) Reflects impact of net liability reduction of $101 million for certain post-employment benefit plans in the three quarters ended April 1, 2016.

Table 3
HARRIS CORPORATION
FY '16 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	April 1, 2016	April 3, 2015
	(In millions)
Operating Activities
Net income	$164	$390
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	163	164
Amortization of intangible assets from Exelis Inc. acquisition	99	—
Share-based compensation	29	26
Pension contributions	(134)	—
Pension income	(17)	—
Net liability reduction for certain post-employment benefit plans	(101)	—
Impairment of goodwill and other assets	367	—
Adjustment to loss on sales of businesses, net	20	—
(Increase) decrease in:
Accounts receivable	102	(87)
Inventories	(22)	(17)
Increase (decrease) in:
Accounts payable and accrued expenses	(175)	(111)
Advance payments and unearned income	(87)	(25)
Income taxes	70	46
Other	29	9
Net cash provided by operating activities	507	395
Investing Activities
Cash paid for fixed income securities	(19)	—
Additions of property, plant and equipment	(84)	(102)
Proceeds from sale of property, plant and equipment	2	—
Proceeds from sale of Cyber Integration Center	—	7
Adjustment to proceeds from sales of businesses, net	(11)	—
Net cash used in investing activities	(112)	(95)
Financing Activities
Proceeds from borrowings	118	14
Repayments of borrowings	(510)	(46)
Proceeds from exercises of employee stock options	36	34
Repurchases of common stock	—	(150)
Cash dividends	(189)	(149)
Other financing activities	(15)	(39)
Net cash used in financing activities	(560)	(336)
Effect of exchange rate changes on cash and cash equivalents	(14)	(37)
Net decrease in cash and cash equivalents	(179)	(73)
Cash and cash equivalents, beginning of year	481	561
Cash and cash equivalents, end of quarter	$302	$488

Table 4
HARRIS CORPORATION
FY '16 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	April 1, 2016	July 3, 2015
	(In millions)
Assets
Cash and cash equivalents	$302	$481
Receivables	1,054	1,168
Inventories	992	1,015
Income taxes receivable	144	87
Deferred compensation plan investments	14	267
Other current assets	139	165
Assets of disposal group held for sale	221	—
Property, plant and equipment	1,007	1,165
Goodwill	5,940	6,348
Other intangible assets	1,576	1,775
Non-current deferred income taxes	362	502
Other non-current assets	149	154
	$11,900	$13,127
Liabilities and Equity
Short-term debt	$91	$33
Accounts payable	529	581
Compensation and benefits	187	255
Other accrued items	387	490
Advance payments and unearned income	328	433
Income taxes payable	14	57
Deferred compensation plan liabilities	7	267
Current portion of long-term debt	383	130
Liabilities of discontinued operations	30	28
Liabilities of disposal group held for sale	56	—
Defined benefit plans	1,716	1,943
Long-term debt	4,319	5,053
Non-current deferred income taxes	8	12
Other long-term liabilities	478	443
Equity	3,367	3,402
	$11,900	$13,127

HARRIS CORPORATION
FY '16 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations, income from continuing operations per diluted common share and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '16 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations and Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended
	April 1, 2016
	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Income from continuing operations (A)	$170	$12	$182
Income from continuing operations per diluted common share (A)	$1.36	$0.09	$1.45
	Quarter Ended
	April 3, 2015
	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Income from continuing operations (B)	$126	$13	$139
Income from continuing operations per diluted common share (B)	$1.20	$0.12	$1.32

(A) Adjustment for integration and other costs associated with acquisition of Exelis Inc.
(B) Adjustment for costs associated with pending acquisition of Exelis Inc.

Table 6
HARRIS CORPORATION
FY '16 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow
(Unaudited)

Quarter Ended
April 1, 2016
(In millions)
Net cash provided by operating activities	$120
Less net capital expenditures (A)	(33)
Free cash flow	$87

(A) Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Table 7
HARRIS CORPORATION
FY '16 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Guidance for FY '16 Income from Continuing Operations per Diluted Common Share to
FY '16 Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

2016
(Guidance)
GAAP income from continuing operations per diluted common share	$2.80*
Impairment of goodwill and other assets	$2.63
Estimated net impact of acquisition-related items, restructuring and other charges	$.27*
Non-GAAP income from continuing operations per diluted common share	$5.70

* Amounts could change as a result of any further integration actions related to the Exelis Inc. acquisition.